Exhibit 2.1

WAIVER OF UNSECURED PROMISSORY NOTES

This Waiver (this “Waiver”), dated as of January 15, 2019, is made (i) by and between each undersigned holder (the “Holders” and each, a “Holder”) of an unsecured promissory note (the “Notes”, and each, a “Note”) in the principal amount set forth opposite such holder’s name on the signature page hereto, and (ii) Phunware, Inc., a Delaware corporation (the “Company”), and has retroactive effect as of December 26, 2018.

In connection with that certain Agreement and Plan of Merger, dated as of February 27, 2018 (as amended, the “Merger Agreement”), by and among (i) Stellar Acquisition III Inc., a Republic of Marshall Islands corporation (together with its successors, including the Successor (as defined in the Merger Agreement, the “Purchaser” and following the Merger (as defined in the Merger Agreement), now “Phunware, Inc.”), (ii) STLR Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser, and (iii) Phunware OpCo, Inc., a Delaware corporation (formerly “Phunware, Inc.”), the Holders were issued Notes in the aggregate principal amount of $1,992,622 in exchange for the transfer of 3,985,244 Transferred Sponsor Warrants (as defined in the Merger Agreement) held by the Holders.

Pursuant to this Waiver, each Holder hereby waives the principal amount, together with any accrued but unpaid interest, owed under such Holder’s Note, effective as of December 26, 2018, and to cancel and extinguish all obligations under such Holder’s Note, effective as of December 26, 2018. Holder agrees and acknowledges that all right, title and interest arising under the Note held by such Holder shall be canceled, released, extinguished and of no further force and effect, effective as of December 26, 2018.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver on the day and year first above written.

HOLDERS:

ASTRA MARITIME CORP.

By:	/s/ Prokopios (Akis) Tsirigakis
Name:	Prokopios (Akis) Tsirigakis
Title:	Director
Principal Amount of Note:

DOMINIUM INVESTMENTS INC.

By:	/s/ Prokopios (Akis) Tsirigakis
Name:	Prokopios (Akis) Tsirigakis
Title:	Director
Principal Amount of Note:

MAGELLAN INVESTMENTS CORP.

By:	/s/ George Syllantavos
Name:	George Syllantavos
Title:	Director
Principal Amount of Note:

FIRMUS INVESTMENTS INC.

By:	/s/ George Syllantavos
Name:	George Syllantavos
Title:	Director
Principal Amount of Note:

[SIGNATURE PAGE TO WAIVER OF UNSECURED PROMISSORY NOTES]